Exhibit 99.1

Phathom Pharmaceuticals Reports Second Quarter 2024 Financial Results and Provides Business Update

•	Over 122,000 prescriptions for VOQUEZNA® products written by healthcare providers, launch to date, a 184% increase since last quarterly report

•	Net revenues of $7.3 million reported for the second quarter 2024 compared to $1.9 million in the first quarter 2024, greater than a 280% increase

•

VOQUEZNA (vonoprazan) tablets 10mg now FDA-approved and available to treat heartburn associated with Non-Erosive Gastroesophageal Reflux Disease (GERD) in adults – unlocking the entire GERD market of over 22 million diagnosed and annually treated patients

•	Expansion of commercial coverage for VOQUEZNA tablets now includes over 116 million U.S. lives, an estimated 77% of total U.S. commercial lives

•	Management to host conference call today, August 8, 2024, at 8:30 am ET

FLORHAM PARK, N.J., August 8, 2024 — Phathom Pharmaceuticals, Inc. (Nasdaq: PHAT), a biopharmaceutical company focused on developing and commercializing novel treatments for gastrointestinal (GI) diseases, today reported financial results for the second quarter of 2024, and provided recent business updates.

“Our impressive progress through the second full quarter of launch highlights the strong and growing demand for VOQUEZNA, an innovative treatment now approved across the entire GERD market,” said Terrie Curran, President and CEO of Phathom. “Following our recent FDA approval and the expanded label for VOQUEZNA last month, we immediately began promotional efforts to ensure millions of Non-Erosive GERD sufferers, and their physicians, are informed about this powerful new treatment option. We are very excited by the growth across all key metrics and the positive feedback from those who have experienced the benefits of VOQUEZNA. Additionally, with commercial coverage secured for over 116 million estimated lives, we are a strong position to expand our patient base and ensure broad access to our first-in-class therapy. We remain dedicated to building VOQUEZNA into a potential blockbuster and are committed to our mission to change the treatment landscape for acid-related disorders.”

Recent Business Highlights and Second Quarter 2024 Results:

VOQUEZNA Launch Progress:

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The commercial launch of VOQUEZNA continued to accelerate with total product demand and filled prescriptions growing throughout the second quarter 2024. As of July 26, 2024, total estimated prescription demand for VOQUEZNA tablets, VOQUEZNA TRIPLE PAK®, and VOQUEZNA DUAL PAK® now exceeds 122,000 prescriptions written, compared to 43,000 at the company’s last quarterly report, a 184% increase. Total prescription demand represents the cumulative number of prescriptions that have been written, regardless of whether the prescription has been filled or dispensed. Over 60,000 prescriptions for VOQUEZNA products have been filled, launch to date, through both retail pharmacies and patient support at BlinkRx, an increase of more than 240% compared to 17,500 filled prescriptions as of the company’s last quarterly report. The sequential growth of filled prescriptions for the second quarter 2024 alone surpassed 265% with over 35,000 prescriptions for VOQUEZNA products filled, compared to approximately 9,500 filled prescriptions in the first quarter 2024.

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The prescriber base for VOQUEZNA is also rapidly expanding with prescribers growing over 115% since the company’s last quarterly report. As of July 19, 2024, total filled prescriptions were generated by more than 8,200 cumulative prescribers.

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Phathom continues to make significant progress securing and expanding commercial coverage for VOQUEZNA. Over 116 million commercially covered lives in the U.S. now have access to VOQUEZNA tablets, comprising an estimated 77% of total U.S. commercial lives. On July 30, 2024, Phathom announced that CVS Caremark, the largest pharmacy benefit manager (PBM) in the U.S., added VOQUEZNA tablets to its national formularies for its more than 26 million commercially insured members. In addition, UnitedHealthcare, one of the largest commercial health plans in the U.S., added VOQUEZNA tablets to its national Prescription Drug List (PDL) for its more than 12 million Employer and Individual (Commercial) members.

Recent Business and Regulatory Highlights:

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On July 18, 2024, Phathom announced the FDA approval of VOQUEZNA 10 mg tablets for the relief of heartburn associated with Non-Erosive GERD in adults. This marked the third FDA approval for VOQUEZNA, which is also approved to treat all severities of Erosive GERD and related heartburn, and in combination with antibiotics for the eradication of Helicobacter pylori (H. pylori) infection. The approval was supported by the positive results from the PHALCON-NERD-301 study, where VOQUEZNA met its primary endpoint by demonstrating a significant and rapid reduction of heartburn with daily treatment. VOQUEZNA represents the first major innovation in GERD treatment in over 30 years and the only FDA-approved treatment of its kind available in the U.S.

•

Phathom plans to initiate a separate Phase 3 Non-Erosive GERD program later this year to investigate As Needed dosing of VOQUEZNA for active heartburn episodes, a unique and differentiated dosing regimen for which PPIs are not approved in the U.S.

•	Phathom plans to initiate a Phase 2 study to investigate VOQUEZNA as a potential treatment for Eosinophilic Esophagitis (EoE) in adults and adolescents by the end of the year.

Second Quarter Financial Results:

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Revenue: Net revenues for the second quarter 2024 were $7.3 million related to sales of VOQUEZNA, VOQUEZNA TRIPLE PAK, and VOQUEZNA DUAL PAK. There were no revenues for the second quarter 2023 due to the launch of VOQUEZNA taking place in the fourth quarter 2023.

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Research and development (R&D) expenses: R&D expenses for the second quarter 2024 were $7.4 million, a decrease of $5.4 million compared to $12.8 million for second quarter 2023. The decrease was a result of lower chemistry manufacturing and controls activity, decreased personnel costs, and lower clinical trial expenses due to the wrap-up of activities related to the Phase 3 PHALCON-NERD-301 daily dosing study.

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Selling, general and administrative (SG&A) expenses: SG&A expenses for the second quarter 2024 were $75.9 million, an increase of $57.0 million compared to $18.9 million for second quarter 2023. The increase was a result of higher personnel costs and increased activity related to the ongoing buildout of commercial infrastructure and marketing activity in support of the launch of VOQUEZNA products.

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Net loss: Net loss for the second quarter 2024 was $91.4 million, compared to $41.0 million for the second quarter 2023. Second quarter 2024 net loss included a non-cash charge related to stock-based compensation of $6.1 million compared to $7.3 million for second quarter 2023. Non-GAAP adjusted net loss for the second quarter 2024 was $73.3 million compared to $27.8 million for the same period in 2023. These non-GAAP adjusted net losses, more fully described below under “Non-GAAP Financial Measures,” exclude non-cash stock- based compensation charges, non-cash interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and interest expense related to the amortization of debt discount on our term loan. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the tables below.

•	Cash and cash equivalents: As of June 30, 2024, cash and cash equivalents were $276.2 million. Up to an additional $125.0 million is also available under the Company’s term loan with Hercules.

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Cash runway: Based on its current cash resources and operating plan, including expected product revenues, and the funds potentially available under its existing term loan, the Company believes it will have sufficient capital to fund operations through the end of 2026.

Conference Call and Webcast

Phathom will host a conference call and webcast to discuss its second quarter financial results and business highlights today, August 8, 2024, at 8:30 am ET. A live webcast will be available on the investors page of Phathom’s website under Events & Presentations. A replay of the webcast will be available following the completion of the event and will be archived for up to 90 days.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP), and also certain non-GAAP financial measures. In particular, Phathom has provided non-GAAP adjusted net loss and adjusted net loss per share, adjusted to exclude the items below. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, Phathom believes the presentation of non-GAAP adjusted net loss and adjusted net loss per share, when viewed in conjunction with GAAP results, provides investors with a more meaningful understanding of ongoing operating performance. These measures exclude (i) non-cash stock-based compensation, which is substantially dependent on changes in the market price of common shares, (ii) interest expense related to the accounting for our revenue interest financing liability, which are in excess of the actual interest owed, and (iii) interest expense related to the amortization of debt discount on our term loan.

Phathom believes the presentation of these non-GAAP financial measures provides useful information to management and investors regarding Phathom’s results of operations. When GAAP financial measures are viewed in conjunction with these non-GAAP financial measures, investors are provided with a more meaningful understanding of Phathom’s ongoing operating performance and are better able to compare Phathom’s performance between periods. In addition, these non-GAAP financial measures are among those indicators Phathom uses as a basis for evaluating performance, and planning and forecasting future periods. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between these non-GAAP measures and the most directly comparable GAAP measures is provided later in this press release.

About Phathom Pharmaceuticals, Inc.

Phathom Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of novel treatments for gastrointestinal diseases. Phathom has in-licensed the exclusive rights to vonoprazan, a first-in-class potassium-competitive acid blocker (PCAB) that is currently marketed in the United States as VOQUEZNA® (vonoprazan) tablets for the treatment of heartburn associated with Non-Erosive GERD in adults, the healing and maintenance of healing of Erosive GERD in adults and associated heartburn, in addition to VOQUEZNA® TRIPLE PAK® (vonoprazan tablets, amoxicillin capsules, clarithromycin tablets) and VOQUEZNA® DUAL PAK® (vonoprazan tablets, amoxicillin capsules) for the treatment of H. pylori infection in adults. For more information about Phathom, visit the company’s website at www.phathompharma.com and follow on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the timing of commencement of the Phase 3 As Needed dosing Non-Erosive GERD and Phase 2 EoE trials, the availability of additional funds under our term loan agreement, future growth in demand and our ability to secure additional commercial coverage for our products, and our cash runway. The inclusion of forward-looking statements should not be regarded as a representation by Phathom that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Phathom’s business, including, without limitation: we may not be able to successfully commercialize VOQUEZNA, VOQUEZNA TRIPLE PAK and VOQUEZNA DUAL PAK, which will depend on a number of factors including coverage and reimbursement levels from governmental authorities and health insurers as well as market acceptance by healthcare providers; we may use our capital resources sooner than expected, or our operating plan may overestimate our expected product revenues, which could require us to reduce expenses or raise additional capital sooner than expected; the inherent risks of clinical development of vonoprazan; Phathom’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of vonoprazan that may limit its development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Phathom’s ability to obtain and maintain intellectual property protection and non-patent regulatory exclusivity for vonoprazan; Phathom’s estimates regarding patient population and commercial coverage could prove to be inaccurate; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Phathom undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

MEDIA CONTACT

Nick Benedetto

1-877-742-8466

media@phathompharma.com

INVESTOR CONTACT

Eric Sciorilli

1-877-742-8466

ir@phathompharma.com

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Selected Condensed Balance Sheets

(in thousands)

(unaudited)

	June 30, 2024	December 31, 2023
Assets
Cash and cash equivalents	$276,237	$381,393
Total assets	$319,376	$413,842
Total liabilities	$553,205	$486,601
Total stockholders’ deficit	$(233,829)	$(72,759)

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Product revenue, net	$7,324	$—	$9,236	$—
Cost of revenue	1,376	—	1,802	—

Gross profit	5,948	—	7,434	—
Operating expenses:
Research and development	7,376	12,764	16,806	24,242
Selling, general and administrative	75,872	18,937	137,882	37,536

Total operating expenses	83,248	31,701	154,688	61,778

Loss from operations	(77,300)	(31,701)	(147,254)	(61,778)

Other income (expense):
Interest income	3,624	348	7,937	1,808
Interest expense	(17,764)	(9,615)	(34,932)	(18,832)
Other (expense) income, net	(6)	3	(49)	23

Total other expense	(14,146)	(9,264)	(27,044)	(17,001)

Net loss and comprehensive loss	$(91,446)	$(40,965)	$(174,298)	$(78,779)

Net loss per share, basic and diluted	$(1.56)	$(0.84)	$(2.98)	$(1.73)

Weighted-average shares of common stock outstanding, basic and diluted	58,558,145	48,500,516	58,464,813	45,444,496

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of GAAP to Non-GAAP adjusted net loss:
GAAP net loss	($91,446)	($40,965)	($174,298)	($78,779)
Stock-based compensation expense (A)	6,099	7,253	11,725	14,301
Non-cash interest on revenue interest financing liability	11,553	5,397	23,509	10,550
Interest expense related to amortization of debt discount	499	523	974	1,019

Non-GAAP adjusted net loss	($73,295)	($27,792)	($138,090)	($52,909)
Reconciliation of GAAP to Non-GAAP adjusted net loss per share — basic and diluted:
GAAP net loss per share — basic and diluted	($1.56)	($0.84)	($2.98)	($1.73)
Stock-based compensation expense (A)	0.10	0.15	0.20	0.31
Non-cash interest on revenue interest financing liability	0.20	0.11	0.40	0.23
Interest expense related to amortization of debt discount	0.01	0.01	0.02	0.02

Non-GAAP net loss per share — basic and diluted	($1.25)	($0.57)	($2.36)	($1.17)

(A) Stock-based compensation consists of the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Research and development	1,331	1,803	2,580	3,580
Selling, general and administrative	4,768	5,450	9,145	10,721